EXHIBIT 10.2

Ikanos Communications, Inc.

2008 Sales Compensation Plan

For Vice President Worldwide Sales

1.	Purpose

1.1.	Attraction, retention and motivation. The goal of this plan is to attract, retain, and motivate the VP of WW Sales through clearly specified sales goals and a pay-for-performance philosophy.

1.2.	Communicate the company goals. Another goal of the Plan is to communicate what the company wants you to focus on:

1.2.1.	Exceeding quarterly and annual revenue targets

1.2.2.	Exceeding quarterly and annual margin targets for VP of WW Sales

1.2.3.	Winning OEM designs and launching new products

1.2.4.	Teamwork to specific company goals

2.	Overview

The Ikanos 2008 Sales Compensation Plan is composed of:

2.1.	Salary

2.2.	Performance Pay

2.2.1.	Commission based on meeting Quarterly Target Revenue Goals for VP of WW Sales

2.2.2.	Annual Commission based on exceeding Annual Target Revenue Goals for VP of WW Sales

2.2.3.	Incentive Goals for achieving specific goals

2.3.	Equity Awards

2.4.	Benefits

2.5.	Car Allowance

3.	Definitions

3.1.	Performance Pay – Variable compensation calculated based on performance to goals and paid on a quarterly and annual basis.

3.2.	Salary – Compensation usually referred to as “Base Salary” paid on a regular basis.

3.3.	Commission – Compensation that varies as a function of performance against assigned tasks or goals.

3.4.	Incentives – to reward and motivate employees to complete design goals or MBO’s in a specific quarter.

3.5.	Benefits – A form of compensation allocated to or for the purchase of employee benefits such as company health care plan/s. In some cases, the employee may pay some portion of the cost of these benefits

3.6.	Target Customers – OEM’s, Distributors or Contract Manufacturers that purchase products or services from Ikanos.

3.7.	Target Design In/Win – Ikanos chipsets that have fulfilled a system vendor’s specifications and have been designed into a specific end product.

3.8.	Target Commission – Variable compensation amount limited to a specific time period.

3.9.	Quarterly Target Revenue Goal – Quarterly revenue target toward which the effort of an employee is directed.

3.10.	Annual Target Revenue Goal – Fiscal year revenue target toward which the effort of an employee is directed.

3.11.	Actual Revenue – Net revenue that has been reported by the company following any necessary review or audit by the Company’s independent CPA’s.

3.12.	Teamwork – Work and activities of a group of employees who individually contribute to the productivity of the whole.

3.13.	Sales Teams – A group of employees associated together in work or activities.

3.14.	OEM – Original Equipment Manufacturer that typically sells and supports equipment to Telco’s.

3.15.	Design Win Stages – stages to take a design from introduction to production. Exhibit A

3.16.	Quarterly Performance Objectives (QPO) – listing of design goals for a specific quarter Exhibit B

4.	Eligibility

4.1.	The VP of WW Sales while employed by the Company.

5.	Timeframes

5.1.	The following Table 1 determines the deadlines involved in the calculation and payment of your commissions and incentives.

5.2.	Incentive Goals must be approved prior to the dates below by the CEO.

5.3.	In the event that a scored Incentive Goal is not submitted by the VP of WW Sales before the deadline then the Incentive Goal shall not be paid for that specific quarter.

In the event of a delay in disbursement of payment not related to the VP of WW Sales or his staff, the VP of WW Sales will be eligible for a recoverable draw for the amount of 50% of your performance pay for that quarter.

Table 1. Deadlines

Deadlines 2008	Q1	Q2	Q3	Q4

Sales – Last day to ship Products	Mar 30th	Jun 29th	Sept 28th	Dec 28th

Sales – DW/MBO claim forms submitted to Sales Ops.	April 7th	July 7th	Oct 6th	Jan 7th, 2009

Sales Ops submits quarterly DW/MBO claim forms to Finance	Apr 15th	Jul 15th	Oct 14th	Jan 14th, 2009

Finalized Quarterly DW Targets and MBOs	Feb 4th	July 18th	Oct 17th	Jan 16th, 2009

Finance – audited non-GAAP revenue submitted to Sales	April 22nd	July 22nd	Oct 21st	Jan 28th, 2009

Sales – detailed worksheet of commission calculation submitted to Finance	April 25th	July 25th	Oct 24th	Jan 30th, 2009

Finance - Complete review of commission worksheet and signed off by CFO & VP of HR	May 1st	July 31st	Oct 31st	Feb 6th, 2009

HR – PANs Completed	May 2nd	Aug 3rd	Nov 1st	Feb 7th, 2009

CEO review two days following receipt of PANs	May 4th	Aug 6th	Nov 2nd	Feb 8th, 2009

Payroll – Payments	US Employees: May 23rd	US Employees: Aug 15th	US Employees: Nov 21st	US Employees: Feb 13th

Disbursed	International: 1st Payroll in May	International: 1st Payroll in Aug	International: 1st Payroll in Nov	International: 1st Payroll in Feb

6.	Salary

6.1.	The Company will pay participants a regular fixed salary paid in 26 (US employees) or 12 (international office employees) pay periods based on your Plan Summary.

7.	Commission on Revenue

7.1.	Calculation of Quarterly Revenue Commission. Quarterly Revenue Commission shall be calculated as follows unless otherwise limited in your Plan Summary:

Quarterly Revenue Commission =

If Actual Quarterly Revenue attainment is between 0 and 79.9% of Target Quarterly Revenue:

(Actual Quarterly Revenue/Target Quarterly Revenue)*Target Quarterly Commission*.5

If Actual Quarterly Revenue attainment is between 80% and 100% of Target Quarterly Revenue:

(Actual Quarterly Revenue/Target Quarterly Revenue)*Target Quarterly Commission

If Actual Quarterly Revenue attainment is between 100.1% and 120% of Target Quarterly Revenue:

(Actual Quarterly Revenue/Target Quarterly Revenue)*Target Quarterly Commission*1.5

7.2.	Overattainment of Quarterly Revenue and Commission. To the extent that commissions are attributable to your Actual Quarterly Revenue being greater than 100% of your Target Quarterly Revenue, 50% of the commission attributable to the Actual Quarterly Revenue that exceeds 100% of your Target Quarterly Revenue shall be earned at the end of the quarter and paid at the time the Quarterly Revenue Commission payment is made for the first three quarters of the fiscal year. The remaining 50% of the quarterly commission attributable to the attainment of greater than 100% of your Target Quarterly Revenue shall not be earned or payable unless your Actual Annual Revenue is at least 100% of your Target Annual Revenue.

7.3.	Calculation of Annual Revenue Commission. If your Actual Annual Revenue is over 100% of your Target Annual Revenue, then you are eligible for the Annual Revenue Commission. Annual Revenue Commission shall be calculated as follows:

Annual Revenue Commission = 2*((Actual Annual Revenue/Target Annual Revenue)-1)*Target Annual Revenue Commission

7.4.	No Cap on Commissions. Annual Commission on Revenue shall not be capped.

8.	Incentive (DW/MBO) Goals

8.1.	Incentive Goals. To qualify for Incentive Goals, the incentive must be listed and signed off by the CEO within timelines established herein.

8.2.	Claiming Incentive Goals. VP of WW Sales completes the achievement form and provides the supporting documents as specified in Exhibit A within the timelines established herein.

8.3.	Calculation of Incentive Achievement. Incentives Achievement shall be calculated as a percentage times the quarterly target DW/MBO incentive as listed in the plan summary.

8.4.	Overachievement of Incentive Goals. You have the opportunity to exceed your incentive goals up to a maximum of 50% of your quarterly target design in/win incentive, by initiating or completing tasks that are financial or strategically significant to the company. The CEO will determine the award.

9.	First quarter of employment guarantee

9.1.	From your employment start date with the Company or any of its subsidiaries to end of the company’s fiscal quarter since your employment, your Performance Pay as defined in your Plan Summary shall be paid at 100% (pro-rated for the numbers of calendar days you were employed in that quarter).

10.	Other Duties

10.1.	From time to time you may be assigned to perform other duties. These might include, but are not limited to, such tasks as collecting market research data, arranging press tours, participating in technical standards meetings, language translation, and setting up trade show booths. Such duties are a normal part of your job for which the company pays you a salary. Other duties may be assigned by your supervisor.

11.	Employee Benefits

11.1.	You will be eligible to participate in the company employee benefits programs - See HR.

12.	Termination of Employment

12.1.	If your employment is terminated (voluntary or involuntary), you will be eligible for a pro-rated % of your target performance pay calculated as follows:

12.1.1.	(Days worked in the quarter / Days in the quarter) * your Earned Quarterly Revenue Commission. (Days are calendar days).

12.1.2.	No payment for Annual Revenue Commission or Overachievement of OEM Design In/Win.

12.1.3.	Incentive Goals Claim Forms and the evidence of the achievement must be submitted before your last day of employment occurring between the first day of the quarter and the date your termination. The dollar amount shall be calculated as specified in Section 8.

13.	Changes to the Compensation Plan

13.1.	The company may change quotas, commissions, or any other part of this plan at any time.

14.	With-Holding

14.1.	Commissions paid to employees will be subject to the standard with-holding requirements of the country from which they are paid.

Sections 15-18 intentionally omitted

19.	General Provisions

19.1	This plan does not constitute an employment agreement and does not replace Ikanos’ “at-will” employment policy. This plan supersedes all prior plans.

Section 20 intentionally omitted

21.	Approvals

/s/ Mike Gulett	4/17/08
Mike Gulett, Chairman of Compensation Committee	Date

/s/ Nick Shamlou	4/17/08
Nick Shamlou, VP Worldwide Sales	Date

/s/ Cory Sindelar	4/21/08
Cory Sindelar, CFO	Date

/s/ Noah Mesel	4/17/08
Noah Mesel, VP of HR	Date

/s/ Michael Ricci	4/17/08
Michael Ricci, President and CEO	Date